Exhibit 99.1

[LETTERHEAD OF WILSON SONSINI GOODRICH & ROSATI, P.C.]

April 15, 2009

Micron Technology, Inc.

8000 South Federal Way

Boise, ID  83716

Re: Micron Technology, Inc.—Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Micron Technology, Inc., a Delaware corporation (the “Company”) in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) on April 7, 2009 of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), that is automatically effective under the Securities Act pursuant to Rule 462(e) promulgated thereunder.  The Registration Statement relates to, among other things, the proposed issuance and sale, from time to time, by the Company of convertible senior securities and shares of the Company’s Common Stock, $0.10 par value per share (the “Common Stock”), each with an indeterminate amount as may at various times be issued at indeterminate prices, in reliance on Rule 456(b) and Rule 457(r) under the Securities Act.  Pursuant to the prospectus and prospectus supplements, which comprise part of the Registration Statement, the Company may offer and sell the Debt Securities and Common Stock from time to time or on a continuous basis.

Pursuant to the Registration Statement, the Company has issued $230,000,000 of Convertible Senior Notes due October 15, 2013 (the “Notes”), all of which will be sold to Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”), pursuant to that certain Underwriting Agreement, dated as of April 8, 2009 (the “Note Underwriting Agreement”), between the Company and the Underwriters.  Additionally, the Company has issues 69,276,000 shares of Common Stock, all of which will be sold to the Underwriters (the “Shares”), pursuant to that certain Underwriting Agreement, dated as of April 8, 2009 (the “Common Stock Underwriting Agreement”), between the Company and the Underwriters.

The Notes have been issued in the form set forth in the Indenture.  The Notes are also convertible into 55,421,674 shares of Common Stock (the “Conversion Shares”) issuable upon conversion of the Notes.

We have examined the Registration Statement, together with the exhibits thereto and the documents incorporated by reference therein; the base prospectus, dated April 7, 2009, together with the documents incorporated by reference therein, filed with the Registration Statement relating to the offering of each of the Notes and the Shares (the “Base Prospectus”); the preliminary prospectus supplement, dated April 7, 2009, in the form filed with the Commission pursuant to Rule 424(b) of the Securities Act relating to the offering of the Notes; the final prospectus supplement, dated April 8, 2009, in the form filed with Commission pursuant to Rule 424(b) of the Securities Act relating to the offering of the Notes (collectively with the Base Prospectus, the “Note Prospectus Supplement”); the preliminary prospectus supplement, dated April 7, 2009, in the form filed with the Commission pursuant to Rule 424(b) of the Securities Act relating to the offering of the Shares; the final prospectus supplement, dated April 8, 2009, in the form filed with Commission pursuant to Rule 424(b) of the Securities Act relating to the offering of the Shares (collectively with the Base Prospectus, the “Common Stock Prospectus Supplement,” and together with the Note Prospectus Supplement, the “Prospectus Supplements”); the Indenture and the Notes.  In addition, we have examined such other instruments, documents, certificates and records which we have deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (iv) each Underwriting Agreement has been duly authorized and validly executed and delivered by the parties thereto (other than the Company); and (v) the legal capacity of all natural persons.  As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

Members of our firm are admitted to the bar in the State of New York, and we express no opinion as to any matter relating to laws of any jurisdiction other than the federal laws of the United States of America, the General Corporation Law of the State of Delaware (the “DGCL”), the Delaware Limited Liability Company Act (the “DLLCA”), and the laws of the State of New York, as such are in effect on the date hereof, and we have made no inquiry into, and we express no opinion as to, the statutes, regulations, treaties, common laws or other laws of any other nation, state or jurisdiction.  We are not licensed to practice law in the State of Delaware and, accordingly, our opinions as to the DGCL and DLLCA are based solely on a review of the official statutes of the State of Delaware and the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such statues and provisions.

We express no opinion as to (i) the effect of any bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally, (ii) rights to indemnification and contribution which may be limited by applicable law or equitable principles, or (iii) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, the effect of judicial discretion and the possible unavailability of specific performance, injunctive relief or other equitable relief, and limitations on rights of acceleration, whether considered in a proceeding in equity or at law.

Based on such examination, we are of the opinion that:

1.  The Notes have been validly issued and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and entitled to the benefits of the Indenture.

2.  When the applicable conversion right has been duly exercised in accordance with the terms of the Notes and the Indenture, and the Conversion Shares have been issued and delivered upon such exercise in accordance with the terms of the Notes and the Indenture, the Conversion Shares will be validly issued, fully paid and nonassessable.

3.  The Shares has been validly issued, and is fully paid and nonassessable.

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We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Base Prospectus, each Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

WILSON SONSINI GOODRICH & ROSATI

Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati